UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2026

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2026 (the “Effective Date”), The Chemours Company (the “Company”), through its subsidiary, The Chemours (Taiwan) Company Limited (“Seller”), entered into four separate Real Estate Sale and Purchase Agreements (collectively, the “Purchase Agreements”) with four affiliated entities: Century Wind Power Co., Ltd., Century Iron and Steel Industrial Co., Ltd., Century Huaxin Wind Energy Co., Ltd. and Mr. Lai Wen-Hsiang (collectively, the “Buyers”) to sell ten parcels of land in Kuan Yin, Taiwan (collectively, the “Property”) for a total purchase price of approximately $360 million. The Company intends to use the cash proceeds from the sale of the Property to reduce the Company’s debt obligations.

The Company anticipates that the sale of the Property will be completed through one or more closings, which are expected to occur by mid-year 2026, subject to the satisfaction of certain closing conditions set forth in the Purchase Agreements and local regulatory approval, inclusive of environmental conditions. The Purchase Agreements contain certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for industrial property sale transactions.

Other than the Purchase Agreements, no material relationship exists between the Company, its affiliates, including Seller, or any of the Company’s directors and officers, on the one hand, and the Buyers, on the other. The terms of the transaction were negotiated between the Company and the Buyers on an arms-length basis.

The foregoing summary of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the respective Purchase Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 7.01 Regulation FD Disclosure

On January 15, 2026, the Company issued a press release announcing the sale of the property. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1*	Real Estate Sale and Purchase Agreement, dated January 15, 2026, by and between Century Wind Power Co., Ltd. and The Chemours (Taiwan) Company Limited
10.2*	Real Estate Sale and Purchase Agreement, dated January 15, 2026, by and between Century Iron and Steel Industrial Co., Ltd. and The Chemours (Taiwan) Company Limited
10.3*	Real Estate Sale and Purchase Agreement, dated January 15, 2026, by and between Century Huaxin Wind Energy Co., Ltd. and The Chemours (Taiwan) Company Limited
10.4*	Real Estate Sale and Purchase Agreement, dated January 15, 2026, by and between Lai Wen-Hsiang and The Chemours (Taiwan) Company Limited
99.1	Press release dated January 15, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Shane Hostetter
Shane Hostetter
Senior Vice President, Chief Financial Officer
Date:	January 16, 2026